Exhibit 99.1

Valero Energy Corporation Reports Record

Second Quarter Earnings

SAN ANTONIO, August 1, 2006 — Valero Energy Corporation (NYSE: VLO) today reported second quarter net income of $1.9 billion, or $2.98 per share, which compares to $847 million, or $1.53 per share, in the second quarter of last year. The company’s second quarter 2006 results represent the highest quarterly net income in the company’s history. For the six months ended June 30, 2006, Valero’s net income was $2.7 billion, or $4.29 per share, compared to the company’s net income of $1.4 billion, or $2.49 per share, for the six months ended June 30, 2005.

Second quarter 2006 operating income for the company’s refining segment was $3 billion, more than twice the $1.4 billion achieved in the same period last year. The increase in operating income was primarily due to significantly higher gasoline and distillate margins, wider sour crude oil discounts and higher throughput volumes due to the acquisition of Premcor Inc. in September 2005. Partially offsetting these factors was the roughly $275 million, or 29 cents per share, impact to operating income from unplanned outages during the quarter.

“Our business environment remains outstanding, as this was the best quarter in the company’s history,” said Bill Klesse, Valero’s Chief Executive Officer. “The robust gasoline and distillate margins, along with very wide sour crude oil discounts, reflect the persistent tightness in the global refining system. The combination of slower than anticipated growth in global refining capacity, tighter fuel specifications and continued demand growth is expected to keep the supply and demand balance for refined products tight for the foreseeable future. Our large, complex and geographically diverse refining system positions us perfectly to benefit from this environment. As a result, we expect to continue delivering outstanding earnings and generating significant free cash flow.

“We more than doubled last year’s second quarter net income despite heavy turnaround activity in our Northeast system and unplanned outages at a few of our refineries. Regarding our turnarounds, we completed a major plant-wide turnaround on time and on budget at Quebec. We also successfully completed a turnaround and expansion of the cat cracker at Paulsboro. For the remainder of the year, our turnaround activity is light.

“Refined product margins in the second quarter were impressive. Gulf Coast conventional gasoline margins averaged $20 per barrel, while Gulf Coast off-road diesel margins averaged almost $12 per barrel. A significant development in the refined products market this year has been the increasing premiums for reformulated gasoline blendstocks (RBOB) and on-road diesel. The price premium for RBOB above conventional gasoline on the Gulf Coast averaged over $5.50 per barrel during the second quarter, while the premium for Gulf Coast on-road diesel versus off-road diesel averaged about $6.75 per barrel. This is important to Valero as nearly 30 percent of our gasoline production is sold as RBOB and about 75 percent of our distillate production is sold at substantial premiums to off-road diesel or heating oil,” said Klesse.

-More-

Regarding the company’s cash flow, capital spending for the first half of 2006 was approximately $2 billion, of which $387 million was for turnaround expenditures. For the year, the company anticipates capital spending of approximately $3.5 billion. In addition, the company paid off $221 million of long-term notes and purchased roughly 20 million shares of its common stock during the first half of 2006, as part of a program to buy back 5 percent of its outstanding shares in 2006.

“Valero achieved record earnings in the first half of 2006, and we expect the second half of the year to be even better. In fact, the third quarter is off to an unprecedented start. In July, Gulf Coast gasoline margins averaged $22 per barrel and on-road diesel margins averaged $18.75 per barrel, while sour crude oil discounts remained wide. For August and September, Gulf Coast gasoline margins are trading in the futures market at $21 per barrel and $17 per barrel, respectively, while Gulf Coast on-road diesel margins are trading around $18 per barrel for August and $19.50 per barrel for September. Given this margin environment, we expect that our third quarter earnings will be better than what we earned in the second quarter and substantially higher than the current average analyst estimate.

“Looking further ahead, the transition to providing low sulfur on-road diesel at retail locations by October 15 should further tighten diesel supplies as we head toward winter. And, keep in mind that the 75,000 barrel per day Port Arthur expansion should be operating in the fourth quarter and that we will continue to benefit from the accretion from our share buyback program. With these factors in mind, you can see why we expect 2006 to be another record year for Valero,” said Klesse.

Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s website at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 22,000 employees and annual revenues of more than $80 billion. The company owns and operates 18 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.3 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation’s largest retail operators with more than 5,000 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.

Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)
STATEMENT OF INCOME DATA:
Operating Revenues (including $0, $1,592, $0 and $2,820, respectively, related to buy/sell arrangements) (3) (4)	$26,781	$18,032	$47,722	$32,985

Costs and Expenses:
Cost of Sales (3)	22,300	15,679	40,382	28,751
Refining Operating Expenses	949	564	1,875	1,144
Retail Selling Expenses	204	182	393	354
General and Administrative Expenses	171	112	322	216
Depreciation and Amortization Expense	293	190	553	369

Total Costs and Expenses	23,917	16,727	43,525	30,834

Operating Income	2,864	1,305	4,197	2,151

Equity in Earnings of Valero L.P.	10	10	22	19

Other Expense, Net	(5)	(13)	(5)	(15)

Interest and Debt Expense:
Incurred	(93)	(71)	(189)	(145)
Capitalized	47	10	84	21

Income Before Income Tax Expense	2,823	1,241	4,109	2,031

Income Tax Expense	926	394	1,363	650

Net Income	1,897	847	2,746	1,381

Preferred Stock Dividends	1	4	2	8

Net Income Applicable to Common Stock	$1,896	$843	$2,744	$1,373

Earnings per Common Share (5)	$3.10	$1.64	$4.46	$2.68

Weighted Average Common Shares Outstanding (in millions) (5)	611	514	615	513

Earnings per Common Share - Assuming Dilution (5)	$2.98	$1.53	$4.29	$2.49

Weighted Average Common Equivalent Shares Outstanding (in millions) (5)	636	555	640	555

	June 30, 2006	December 31, 2005
BALANCE SHEET DATA:
Cash	$937	$436

Total Debt	$5,188	$5,378

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)
Operating Income (Loss) by Business Segment:
Refining	$2,999	$1,375	$4,471	$2,319

Retail:
U.S.	24	34	24	21
Northeast	22	16	43	43

Total Retail	46	50	67	64

Total Before Corporate	3,045	1,425	4,538	2,383
Corporate	(181)	(120)	(341)	(232)

Total	$2,864	$1,305	$4,197	$2,151

Depreciation and Amortization by Business Segment:
Refining	$262	$163	$493	$316

Retail:
U.S.	15	13	28	26
Northeast	6	6	13	11

Total Retail	21	19	41	37

Total Before Corporate	283	182	534	353
Corporate	10	8	19	16

Total	$293	$190	$553	$369

Operating Highlights:
Refining:
Throughput Margin per Barrel	$15.44	$10.25	$12.84	$9.33

Operating Costs per Barrel:
Refining Operating Expenses	$3.48	$2.75	$3.52	$2.83
Depreciation and Amortization	0.96	0.79	0.92	0.78

Total Operating Costs per Barrel	$4.44	$3.54	$4.44	$3.61

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	674	482	719	501
Medium/Light Sour Crude	641	568	597	582
Acidic Sweet Crude	51	106	58	106
Sweet Crude	880	559	878	552
Residuals	278	184	217	150
Other Feedstocks	153	137	168	129

Total Feedstocks	2,677	2,036	2,637	2,020
Blendstocks and Other	320	218	307	217

Total Throughput Volumes	2,997	2,254	2,944	2,237

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,443	1,083	1,424	1,046
Distillates	926	664	917	674
Petrochemicals	82	64	85	68
Other Products (6)	542	449	518	457

Total Yields	2,993	2,260	2,944	2,245

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006 (1)	2005 (2)	2006 (1)	2005 (2)
Refining Operating Highlights by Region: (7)
Gulf Coast:
Operating Income	$1,715	$838	$2,718	$1,466

Throughput Volumes (Mbbls per Day) (8)	1,589	1,285	1,550	1,269

Throughput Margin per Barrel	$15.92	$10.51	$13.73	$9.76

Operating Costs per Barrel:
Refining Operating Expenses	$3.28	$2.61	$3.23	$2.69
Depreciation and Amortization	0.78	0.73	0.81	0.69

Total Operating Costs per Barrel	$4.06	$3.34	$4.04	$3.38

Mid-Continent: (9)
Operating Income	$582	$114	$683	$149

Throughput Volumes (Mbbls per Day) (8)	584	263	544	277

Throughput Margin per Barrel	$14.91	$8.53	$11.06	$6.75

Operating Costs per Barrel:
Refining Operating Expenses	$2.89	$3.19	$3.24	$3.15
Depreciation and Amortization	1.06	0.59	0.89	0.64

Total Operating Costs per Barrel	$3.95	$3.78	$4.13	$3.79

Northeast:
Operating Income	$291	$152	$470	$225

Throughput Volumes (Mbbls per Day) (8)	520	391	548	384

Throughput Margin per Barrel	$11.73	$7.28	$10.05	$6.46

Operating Costs per Barrel:
Refining Operating Expenses	$4.34	$2.21	$4.22	$2.41
Depreciation and Amortization	1.26	0.79	1.08	0.80

Total Operating Costs per Barrel	$5.60	$3.00	$5.30	$3.21

West Coast:
Operating Income	$411	$271	$600	$479

Throughput Volumes (Mbbls per Day)	304	315	302	307

Throughput Margin per Barrel	$20.29	$14.30	$16.50	$13.51

Operating Costs per Barrel:
Refining Operating Expenses	$4.20	$3.63	$4.24	$3.64
Depreciation and Amortization	1.24	1.22	1.28	1.24

Total Operating Costs per Barrel	$5.44	$4.85	$5.52	$4.88

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005 (2)	2006	2005 (2)
Retail - U.S.:
Company - Operated Fuel Sites (Average)	988	1,025	992	1,031
Fuel Volumes (Gallons per Day per Site)	4,916	4,959	4,899	4,799
Fuel Margin per Gallon	$0.145	$0.161	$0.122	$0.116
Merchandise Sales	$251	$246	$470	$460
Merchandise Margin (Percentage of Sales)	30.5%	29.7%	30.1%	29.5%
Margin on Miscellaneous Sales	$44	$30	$81	$58
Selling Expenses	$145	$131	$278	$251

Retail - Northeast:
Fuel Volumes (Thousand Gallons per Day)	3,114	3,108	3,199	3,228
Fuel Margin per Gallon	$0.237	$0.197	$0.231	$0.213
Merchandise Sales	$43	$37	$79	$70
Merchandise Margin (Percentage of Sales)	28.0%	25.8%	28.0%	25.7%
Margin on Miscellaneous Sales	$7	$7	$15	$15
Selling Expenses	$59	$51	$115	$103

Average Market Reference Prices and Differentials
(Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$70.40	$53.03	$66.84	$51.36
WTI Less Sour Crude Oil (10)	$7.24	$6.71	$7.61	$7.38
WTI Less Alaska North Slope (ANS)
Crude Oil (U.S. West Coast)	$1.62	$2.99	$2.02	$3.92
WTI Less Maya Crude Oil	$15.68	$13.04	$15.65	$15.06

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$20.01	$9.64	$14.00	$7.75
No. 2 Fuel Oil Less WTI	$11.78	$9.61	$10.32	$8.49
Propylene Less WTI	$10.54	$2.61	$8.84	$12.39
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$19.03	$10.43	$13.56	$8.84
Low-Sulfur Diesel Less WTI	$20.73	$13.67	$17.00	$11.46
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$16.94	$7.90	$11.85	$6.41
No. 2 Fuel Oil Less WTI	$11.73	$10.60	$10.38	$9.97
Lube Oils Less WTI	$49.81	$30.73	$48.36	$28.44
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$33.11	$21.46	$24.16	$20.29
Low-Sulfur Diesel Less ANS	$27.53	$20.21	$23.54	$19.12

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(1)	The information presented for the three and six months ended June 30, 2006 includes the operations related to the acquisition of Premcor Inc., which was acquired on September 1, 2005.

(2)	Amounts previously reported in 2005 for refining operating expenses, retail selling expenses, general and administrative expenses, and depreciation and amortization expense have been reclassified for comparability with amounts reported in 2006. The reclassifications resulted from the following changes that took effect on January 1, 2006: (i) information services costs that were previously allocated to the operating units are now being reported as general and administrative expenses to better reflect the area responsible for such costs and (ii) Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” was implemented, which resulted in amounts previously reported as amortization expense now being reported as operating, selling or general and administrative expenses.

(3)	Valero Energy Corporation’s buy/sell arrangements involve linked purchases and sales related to crude oil contracts entered into to address location, quality or grade requirements. Commencing January 1, 2006, Valero adopted Emerging Issues Task Force Issue No. 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty,” which requires that such buy/sell arrangements be accounted for as one transaction, thereby resulting in no recognition of revenues and cost of sales for these transactions. For buy/sell arrangements prior to 2006, cost of sales includes amounts which approximate the revenues resulting from these transactions.

(4)	Includes excise taxes on sales by Valero’s U.S. retail system of $196 million and $208 million for the three months ended June 30, 2006 and 2005, respectively, and $390 million and $401 million for the six months ended June 30, 2006 and 2005, respectively.

(5)	Weighted average common and common equivalent shares outstanding and earnings per common share amounts for the three and six months ended June 30, 2005 have been restated to reflect the effect of a two-for-one split of Valero’s common stock which was effected in the form of a common stock dividend distributed on December 15, 2005.

(6)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke and asphalt.

(7)	The regions reflected herein contain the following refineries subsequent to the Premcor acquisition: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs, St. Charles, Aruba and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, Memphis and Lima Refineries; Northeast- Quebec, Paulsboro and Delaware City Refineries; and West Coast- Benicia and Wilmington Refineries. The Mid-Continent region also included the Denver Refinery prior to its disposition on May 31, 2005.

(8)	Throughput volumes for the Gulf Coast, Mid-Continent and Northeast regions for the three months ended June 30, 2006 include 302, 321 and 208 Mbbls per day, respectively, and for the six months ended June 30, 2006 include 298, 285 and 201 Mbbls per day, respectively, related to the operations of the refineries acquired from Premcor Inc. on September 1, 2005.

(9)	The information presented for the Mid-Continent region for the three months and six months ended June 30, 2005 includes the operations of the Denver Refinery, which was sold to Suncor Energy (U.S.A.) Inc. on May 31, 2005. Throughput volumes include 23 and 31 Mbbls per day, respectively, related to the Denver Refinery for the three months and six months ended June 30, 2005.

(10)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.